Exhibit 4.1

INDENTURE

among

[KANSAS CITY SOUTHERN]

or

[THE KANSAS CITY SOUTHERN RAILWAY COMPANY]

as the Company

EACH OF THE GUARANTORS PARTY HERETO

and

[                                      ]

as Trustee

Dated                     ,

i

ii

iii

INDENTURE, dated as of             , among             , the Guarantors (as defined below) and             , as trustee.

The execution and delivery of this Indenture has been duly authorized by the Company and each of the Guarantors.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) from time to time of the Securities (as defined below):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

For all purposes of this Indenture and of any indenture supplemental hereto, the following terms shall have the respective meanings set forth in this Section.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, Calculation Agent or authenticating agent.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means one or more resolutions of the Board of Directors certified by the secretary or an assistant secretary of the Company to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Calculation Agent” means a financial institution appointed by the Company to calculate the interest rate payable in respect of each interest period on any floating rate notes issued pursuant to this Indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means             , a             corporation, and its successors.

“Company Order” means a written order signed in the name of the Company by one Officer, which must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered.

“Credit Agreement” means the second amended and restated credit agreement dated as of November 21, 2012, among the Company, Parent, the guarantors, lenders thereunder and the other parties thereto.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a note, bond, debenture or other evidence of indebtedness, including the Credit Agreement or any refinancing thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Registered Global Securities, DTC or another clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the Company thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means, with respect to any series of Securities issued under this Indenture, each Person that executes a Note Guarantee of such Securities, and their respective successors and assigns, in each case, until such Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means the registered holder of any Security on the Security Register with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Registered Global Security through a Participant.

“KCSM” means Kansas City Southern de México, S. A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Note Guarantee” means, with respect to any series of Securities issued under this Indenture, the Guarantee by a Guarantor of such Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company [or Parent] or any Person listed as an attorney-in-fact in the written resolutions adopted by the shareholders of the Company. “Officer” of a Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion signed by legal counsel who may be an employee of or counsel to the Company [or Parent].

“Parent” means Kansas City Southern, a Delaware corporation, and its successors.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Redemption Date” means the date fixed for the redemption of any Security by or pursuant to this Indenture or an indenture supplement hereto.

“Redemption Price” means the price at which such a Security is to be redeemed pursuant to this Indenture or an indenture supplement hereto.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02 hereof, and bearing the legend prescribed in Section 2.02(h) hereof.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05 hereof).

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any securities that are authenticated and delivered under this Indenture.

“Significant Subsidiary” means, at any date of determination, any of Parent’s Subsidiaries that, together with its Subsidiaries, (i) for its most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of Parent and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of Parent and its Subsidiaries, in each case as set forth on Parent’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article VII, and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“Unregistered Security” means any Security other than a Registered Security.

“Voting Stock” means, with respect to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Section
Covenant Defeasance	8.03
Event of Default	6.01
Legal Defeasance	8.02
Mandatory Sinking Fund Payment	3.08
Optional Sinking Fund Payment	3.08
Paying Agent	2.05
record date	2.04
Registrar	2.05
Security Register	2.05
Sinking Fund Payment Date	3.08
Tranche	2.14

Section 1.03 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Securities and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of or rules under the Securities Act and the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(h) the terms “includes,” “including” or similar words shall be deemed to be followed by “without limitation.”

ARTICLE II

THE SECURITIES

Section 2.01 Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Officers executing such Securities as evidenced by their execution of the Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached. To the extent any provisions of any Security conflict with the express provisions of this Indenture, the provisions of this Indenture shall govern and control.

Section 2.02 Execution and Authentication.

(a) One Officer of the Company must sign the Securities and the coupons appertaining thereto, if any, by manual, facsimile or .pdf signature.

(b) If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time such Security is authenticated, such Security will nevertheless be valid.

(c) A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture. Unless otherwise specified with respect to a series of Securities, a Security shall be dated the date of its authentication.

(d) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall, upon receipt of a Company Order, authenticate such Securities for issuance under this Indenture. Such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents. In authenticating such Securities, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series each of the following, and (subject to Article VII) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i) a Board Resolution and/or executed supplemental indenture referred to in Section 2.01 and 2.03 hereof by or pursuant to which the forms and terms of the Securities of that series were established;

(ii) a Company Order;

(iii) an Officer’s Certificate stating that (A) all covenants and conditions precedent to the issuance, execution, authentication and delivery of the Securities have been complied with, (B) no Default or Event of Default has occurred and is continuing, and (C) setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(iv) an Opinion of Counsel substantially to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall reasonably deem appropriate: (A) the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and (B) this Indenture and such Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of this Indenture and delivered and duly paid for, will be entitled to the benefits of this Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or law).

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(f) Notwithstanding the provisions of Section 2.01 hereof and this Section 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that a Company Order shall be delivered in connection with each request to authenticate any Security.

(g) With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to this Section, as applicable, in connection with the first authentication of Securities of such series.

(h) If the Company shall establish pursuant to or as contemplated by Section 2.03 hereof that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver one or more Registered Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.03 Amount Unlimited; Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b) There shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03, any or all of the following:

(i) title and aggregate principal amount;

(ii) any applicable subordination provisions for any subordinated Securities;

(iii) whether the Securities will be secured or unsecured;

(iv) the guarantors, if any, and the terms of any Note Guarantees (including provisions relating to seniority, subordination, security and release of any Note Guarantees);

(v) whether the Securities are exchangeable for other securities;

(vi) the price, or prices, expressed as a percentage or percentages of principal amount at which the Securities will be issued;

(vii) issue and maturity date(s);

(viii) interest rate(s) or the method for determining the interest rate(s);

(ix) dates on which interest will accrue or the method for determining dates on which interest will accrue;

(x) dates on which interest will be payable and record dates for the determination of the Holders to which interest will be payable on such payment dates;

(xi) the places where payments on the Securities will be payable;

(xii) redemption or early repayment provisions;

(xiii) authorized denominations;

(xiv) form;

(xv) amount of discount or premium, if any, with which the Securities will be issued;

(xvi) whether the Securities will be issued in whole or in part in the form of one or more Registered Global Securities;

(xvii) identity of the Depositary for Registered Global Securities;

(xviii) whether a temporary Security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive Securities of the series will be credited to the account of the persons entitled thereto;

(xix) the terms upon which beneficial interests in a temporary Registered Global Security may be exchanged in whole or in part for beneficial interests in a definitive Registered Global Security or for individual definitive Securities;

(xx) any covenants applicable to the particular Securities being issued;

(xxi) any Defaults and Events of Default applicable to the particular Securities being issued;

(xxii) currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such Securities will be payable;

(xxiii) time period within which, the manner in which and the terms and conditions upon which the purchaser of the Securities can select the payment currency;

(xxiv) securities exchange(s) on which the Securities will be listed, if any;

(xxv) the Company’s obligation or right to redeem, purchase or repay Securities under a sinking fund, amortization or analogous provision;

(xxvi) provisions relating to covenant defeasance and legal defeasance;

(xxvii) provisions relating to satisfaction and discharge of this Indenture;

(xxviii) provisions relating to the modification of the Securities and this Indenture; and

(xxix) any other terms of the Securities of such series and Note Guarantees thereof, if any (which terms are not inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to the Securities of such series and Note Guarantees thereof, if any).

(c) Each Depositary designated pursuant to this Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Exchange Act and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Exchange Act, including, without limitation, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.

(d) All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except (i) in the case of Registered Securities as to date and denomination, (ii) in the case of any Periodic Offering and (iii) as otherwise may be provided by or pursuant to the Board Resolution referred to in clause (b) above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Section 2.04 Denomination and Date of Securities; Payments of Interest.

(a) The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 hereof or, if not so established with respect to Securities of any series, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

(b) The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03 hereof.

(c) The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03 hereof, or, if no such date is so established, the 15th day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05 Registrar and Paying Agent.

(a) The Company will maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar will keep a register of the Registered Securities and the Holders thereof and of the Registered Securities’ registration, transfer and exchange (the “Security Register”). The Company may appoint one or more co-registrars and one or more additional Paying Agents. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, or agent for service of notices and demands; provided that neither the Company, any Subsidiary of the Company or any Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article VIII hereof. The Company initially appoints the Trustee as Registrar, Paying Agent, Calculation Agent and agent for service of notices and demands.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the TIA that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.

(b) Prior to due presentment for the registration of a transfer of any Registered Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name such Registered Security is registered as the absolute owner of such Registered Security for the purpose of receiving payment of principal of and interest on such Registered Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(c) The Trustee, any Agent and the Company may treat the bearer of any Unregistered Security and the bearer of any coupon as the absolute owner of such Unregistered Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Unregistered Security or coupon be overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Section 2.06 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium or interest on the Securities and (ii) will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent, the Company or a Subsidiary of the Company) will have no further liability for the money so paid over. If Parent, the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.07 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.08 Transfer and Exchange.

(a) Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

(b) At the option of the Holder thereof,

(i) Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and like tenor, of any authorized denominations and like aggregate principal amount and maturity, upon surrender of such Registered Securities to be exchanged at the Registrar in accordance with Section 2.05 hereof and upon payment, if the Company shall so require, of the charges hereinafter provided;

(ii) if the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03 hereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the Registrar in accordance with Section 4.02 hereof, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided;

(iii) if Unregistered Securities of any series, maturity date, interest rate and issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03 hereof, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the Registrar in accordance with Section 4.02 hereof, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.

Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(c) Upon surrender for registration of transfer of any Registered Security of a series at the Registrar in accordance with Section 2.05 hereof and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and maturity.

(d) All Registered Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing.

(e) No service charge shall be made to a Holder of a Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 3.08 hereof).

(f) Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(g) Registered Global Securities may be exchanged by the Company for Registered Securities of such series in definitive form if:

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii) the Company in its sole discretion determines that the Registered Global Securities (in whole but not in part) should be exchanged for Registered Securities in definitive form and delivers an Officer’s Certificate to such effect to the Trustee; or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Securities of the applicable series.

(h) If established by the Company pursuant to Section 2.03 hereof with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, without service charge:

(i) to each Person specified by such Depositary, new Registered Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii) to such Depositary, a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

(i) Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its Participant or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered. The Registered Global Security exchanged shall be canceled by the Trustee.

(j) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(k) Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if the Company has determined that such exchange would result in adverse federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws. The Trustee and any such agent shall be entitled to rely on an Officer’s Certificate or an Opinion of Counsel in determining such result.

(l) Neither the Registrar nor the Company shall be required (i) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection, (ii) to register the transfer of or to exchange any Securities selected for redemption in whole or in part, except the unredeemed portion of any Securities being redeemed in part or (iii) to register the transfer of or to exchange a Registered Security between a record date and the next succeeding interest payment date.

Section 2.09 Replacement Securities.

(a) If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a replacement Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.

(b) If the Trustee or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Security or coupon, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a replacement Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

(c) An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacing a Security.

(d) Every replacement Security of any series, with its coupons, if any, is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same series and their coupons, if any, duly issued hereunder.

Section 2.10 Outstanding Securities.

(a) The Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Guarantor or any Affiliate of the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor of the Securities or any Affiliate of the Company or of such other obligor.

(b) If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless and until the Trustee and the Company receives proof reasonably satisfactory to them that the replaced Security is held by a protected purchaser.

(c) If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

Section 2.11 Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of any series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Securities of such series, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company designated for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation Securities of any series previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation Securities of any series previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee Securities of any series surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Securities of any series to replace Securities of such series it has paid in full or delivered to the Trustee for cancellation.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and the Trustee shall use “CUSIP” or “ISIN” numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers for the Securities.

Section 2.14 Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than clauses (c) and (g) thereof) through 2.04, 2.08, 2.09, 2.13, 3.01 through 3.08, 4.02, 6.01 through 6.14, 8.01 through 8.03, 8.06, 10.01, 10.02,11.02, 11.03, and 11.04, hereof, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03 hereof. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

Section 2.15 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.15 with respect to the payment of any defaulted interest, shall mean the 15th day preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE III

REDEMPTION

Section 3.01 Applicability of Article. The provisions of this Article III shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 hereof for Securities of such series.

Section 3.02 Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed at any time, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from the Securities of the applicable series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security of a series selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in principal amounts equal to authorized denominations for Securities of such series; except that if all of the Securities of a series of a Holder are to be redeemed, the entire outstanding amount of Securities of such series held by such Holder may be redeemed, even if not in the authorized denominations for such Security. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a series called for redemption also apply to portions of Securities of a series called for redemption.

If a Security of any series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of such Security that is to be redeemed. A new Security of the applicable series in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder of the Securities of such series upon cancellation of the original Securities. Securities called for redemption become due on the Redemption Date. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail or delivered electronically, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture with respect to a series of Securities. Notices of redemption may not be conditional.

(b) The notice will identify the Securities to be redeemed and will state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if Securities of any series are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the Redemption Date upon surrender of such Securities, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Securities;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption together with coupons appertaining thereto maturing after the Redemption Date, if any, must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

(vii) the paragraph of the Securities and/or section of the Officer’s Certificate or indenture supplemental hereto pursuant to which the Securities are issued pursuant to which the Securities called for redemption are being redeemed; and

(viii) that, if any Security contains a “CUSIP” or “ISIN” number as provided in Section 2.13 hereof, no representation is being made as to the correctness of the “CUSIP” or “ISIN” number either as printed on the Security or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Security.

(c) At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officer’s Certificate stating that such notice has been given.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

Section 3.05 Deposit of Redemption Price. Prior to 12:00 p.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05 hereof) money sufficient to pay the Redemption Price of and accrued interest to but excluding the Redemption Date on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

Section 3.06 Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to but excluding the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant record date.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the Redemption Date, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Section 3.07 Securities Redeemed in Part. Upon surrender of a Security of any series that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security or Securities of such series (with any unmatured coupons attached), of authorized denominations, equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.08 Mandatory and Optional Sinking Funds.

(a) The provisions of this Section shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified in the Officer’s Certificate or indenture supplemental hereto for such Securities. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” The date on which a sinking fund payment is to be made is herein referred to as the “Sinking Fund Payment Date.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in clause (b) below. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

(b) The Company (i) may deliver outstanding Securities of a series (other than any previously called for redemption) and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted Optional Sinking Fund Payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

(c) Not less than 60 days prior to each Sinking Fund Payment Date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to clause (b) above and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such Sinking Fund Payment Date, the Trustee shall select the Securities to be redeemed upon such Sinking Fund Payment Date in the manner specified in Section 3.03 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03 hereof. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03 hereof.

ARTICLE IV

COVENANTS

Unless otherwise specified as contemplated by Section 2.03, the covenants contained in this Article IV shall be applicable to the Securities of any series.

Section 4.01 Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities of a series on the dates and in the manner provided in the Securities of such series and this Indenture and any indenture supplement hereto. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (if the Paying Agent is a Person other than the Company, a Subsidiary of the Company or any Affiliate of any of

them) holds at 12:00 p.m. New York City time on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.06 hereof.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency where Securities of any series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities of a series and this Indenture and an indenture supplement hereto may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 hereof.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the office of the Trustee at             as such office of the Company in accordance with Section 2.05 hereof.

Section 4.03 Notice of Defaults. In the event that Parent or the Company become aware of any Default or Event of Default, Parent or the Company, respectively, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

Section 4.04 Statement as to Compliance. Parent shall deliver to the Trustee within 90 days after the end of each fiscal year of Parent a written statement signed by the principal executive officer, principal financial officer or principal accounting officer, the president, any vice president, the treasurer or the secretary of Parent, which need not constitute an Officer’s Certificate, stating that a review has been conducted of Parent’s activities and those of its Significant Subsidiaries and of Parent’s and its Significant Subsidiaries’ performance under this Indenture and that, to the best of such person’s knowledge, Parent and the Company have fulfilled all obligations hereunder (or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof).

Section 4.05 Holders’ Lists. The Company shall furnish to the Trustee at least seven Business Days before each interest payment date of a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series and the Company shall otherwise comply with TIA § 312(a); provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE V

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets. Neither the Company nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or such Guarantor unless:

(a) the Company or such Guarantor shall be the continuing Person, or the Person (if other than the Company or such Guarantor) formed by such consolidation or into which the Company or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Guarantor under the Securities, the Guarantee and this Indenture, as applicable; provided that this clause (i) shall not apply with respect to a Guarantor whose Guarantee is released as described in Section 9.04 hereof;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this Section 5.01.

Section 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company or any Guarantor is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor herein.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following is an “Event of Default” with respect to the Securities of any series:

(a) default in the payment of interest on the Securities of such series when due and such default continues for a period of 30 days;

(b) default in the principal of (or premium, if any, on) any Security of such series when due at maturity, upon acceleration, redemption or otherwise;

(c) default in the performance of any covenant of the Company or any Guarantor in this Indenture (other than a default specified in clause (a) or (b) above), and such default continues for a period of 90 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series;

(d) a court having jurisdiction in the premises enters a decree or order for:

(i) relief in respect of the Company or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Company or any Guarantor or for all or substantially all of the property and assets of the Company or any Guarantor, or

(iii) the winding-up or liquidation of the affairs of the Company or any Guarantor;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(e) the Company or a Guarantor:

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Company or a Guarantor or for all or substantially all of the property and assets of the Company or a Guarantor; or

(iii) effects any general assignment for the benefit of creditors;

(f) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under this Indenture or any Note Guarantee and such default continues for a period of 10 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series; or

(g) any other Event of Default established pursuant to Section 2.03 hereof with respect to the Securities of such series occurs.

Section 6.02 Acceleration. If an Event of Default described in Section 6.01 hereof shall have occurred and is continuing with respect to the Securities of any series then outstanding, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of any such series that are outstanding of all Securities of such series to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Securities of any such series then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the Securities of any such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Securities of any such series.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.10 and 12.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Securities of any series affected (voting as a single class) by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences hereunder, except a Default in the payment of the principal of, premium, if any, or interest on, any Security of such series as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that such waiver shall not extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities of any series affected (voting as a single class) that are then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Securities of such series pursuant to this Section 6.05.

Section 6.06 Limitations on Suits. A Holder may not institute any proceeding, judicial or other remedy, with respect to this Indenture or the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder gives the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series makes a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of Securities of such affected series then outstanding do not give the Trustee a direction that is inconsistent the request.

For purposes of this Section 6.06 and Section 6.08 hereof, the Trustee shall comply with TIA § 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Securities of such affected series then outstanding have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities of such series or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of Securities of any series to receive payment of principal of, premium, if any, or interest on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, a Guarantor or any other obligor of the affected Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in such Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company, a Subsidiary of the Company or any Affiliate of any of them, its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI in respect of the Securities of any series, it shall pay out the money in the following order:

First: to the Trustee for all amounts due under Section 7.07 hereof with respect to such series of Securities;

Second: to Holders of the Securities of the applicable series for amounts then due and unpaid for principal of, premium, if any, and interest on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

Third: to the Company, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the Securities of such affected series then outstanding.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

Section 7.01 General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Except during the continuance of an Event of Default, the Trustee need only perform those duties as are specifically set forth in this Indenture and the Securities. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

Section 7.02 Certain Rights of Trustee. Subject to TIA §§ 315(a) through (d):

(a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(e) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon the Trustee under this Indenture;

(f) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(h) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it thereunder in good faith and in reliance thereon;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the series of the Securities affected and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, co-trustee, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Guarantor or any Affiliates of the Company or any Guarantor with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Note Guarantees or the Securities, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Note Guarantees or the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee will mail or deliver electronically to Holders of the Securities of such series a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in TIA § 313(c). Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, Securities of any series, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such series.

Section 7.06 Reports by Trustee to Holders. Within 60 days after each calendar year following the date of this Indenture, and for so long as Securities of any series remain outstanding, the Trustee will mail or deliver electronically to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b), and transmit by mail or deliver electronically all reports in the manner required by TIA § 313(c). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the SEC and with the Company.

Section 7.07 Compensation and Indemnity.

(a) The Company and the Guarantors shall pay to the Trustee and each Paying Agent such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee and any Paying Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee and each Paying Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee and each Paying Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such Paying Agent’s agents and counsel.

(b) The Company and the Guarantors shall indemnify the Trustee, its agents and officers, and each Agent against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, claims, suits, proceedings, such reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee, its agents and officers, or such Agent arising out of or in connection with the acceptance or administration of its duties under this Indenture and Note Guarantees; provided, however, that the Company and the Guarantors need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee or such Agent, as the case may be, in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which and to the extent that it is determined that the Trustee, its agents and officers, or any Agent acted with negligence, bad faith or willful misconduct. The Trustee and each Agent shall notify the Company promptly of any claim of which the Responsible Officer of the Trustee or an officer of such Agent has received written notice for which it may seek indemnity. Failure by the Trustee or any Agent to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder, unless the Company and the Guarantors are materially prejudiced thereby. The Company or such Guarantor shall defend the claim and the Trustee and such Agent, as the case may be, shall cooperate in the defense. Unless otherwise set forth herein, the Trustee or any Agent may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without the Company’s consent.

(c) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and any Paying Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or any Paying Agent, in its capacity as Trustee or Paying Agent, except money or property held in trust by the Trustee or any Paying Agent to pay principal of, premium, if any, and interest on particular Securities.

(d) If the Trustee or Paying Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (d) or (e) of Section 6.01 hereof, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

(e) The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 7.09.

(b) The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee with respect to the Securities of any series by Company Order given at least 30 days prior to the date of the proposed removal.

(c) If the Trustee resigns or is removed with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect to the Securities of such series. Within one year after the successor Trustee takes office with respect to the Securities of any series, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company, immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07 hereof, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

(e) If the Trustee is no longer eligible under Section 7.11 hereof, any Holder who satisfies the requirements of TIA § 310(b) may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of any affected series and the appointment of a successor Trustee.

(f) The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee will become effective to the extent provided therein, and each successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Section 7.10 Successor Trustee by Merger, etc . If a Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, trust company or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee (together with its parent) shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition.

Section 7.12 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII and Article X of this Indenture.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall,

subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such series (including any Note Guarantees of such Securities) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series (including any Note Guarantees of such Securities), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Securities, Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal of, or interest or premium, if any, and on such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Company’s obligations with respect to such Securities under Article II and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of the Company and the Guarantors in connection therewith; and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03 and 4.05 hereof with respect to the outstanding Securities of the applicable series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Securities of such series will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of the applicable series and the Note Guarantees of such Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, the Securities such series and the Note Guarantees of such Securities. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) hereof shall not constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the then outstanding Securities of such series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to such Stated Maturity or to a particular Redemption Date;

(ii) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel (or Opinions of Counsel) confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of issuance of the Securities of the applicable series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel (or Opinions of Counsel) will confirm that, the Holders of the Securities of such series that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel (or Opinions of Counsel) confirming that the Holders of the then outstanding Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which the Company is bound;

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

(vi) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of the applicable series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(vii) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government

Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities with respect to the Securities of any series in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Securities of such series and the Note Guarantees of such Securities will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

NOTE GUARANTEES

Section 9.01 Note Guarantee.

(a) Subject to this Article IX, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security of a series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on, the Securities of such series will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities of such series, if any, if lawful, and all other obligations of the Company to such Holder or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of Securities of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of any series and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid to either the Trustee or such Holder, the applicable Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the applicable Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of the applicable series are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Securities or the Note Guarantees of such series, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities of the applicable series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) The Note Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall rank equally in right of payment to all existing and future senior indebtedness of such Guarantor, if any.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 9.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article IX, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03 Execution and Delivery of Guarantee.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 9.01 hereof will remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Securities of a series, the Note Guarantee of such Securities will be valid nevertheless.

Upon execution of a supplemental indenture to this Indenture by a new Guarantor substantially in the form reasonably satisfactory to the Trustee, the Note Guarantee of such Guarantor set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of such Guarantor.

The delivery of any Security of a series by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture or any supplemental indenture on behalf of the Guarantors who are signatories thereto.

Section 9.04 Releases. The Note Guarantees of a Guarantor [(other than Parent)] will be released:

(a) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor;

(b) in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor;

(c) upon the release or discharge of such Guarantors’ guarantee of the Credit Agreement or under the Debt that triggered such Guarantor’s Guarantee;

(d) upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(e) upon Legal Defeasance or Covenant Defeasance as provided in Article VIII hereof or satisfaction and discharge of this Indenture as provided in Article X hereof.

Any Guarantor not released from its obligations under its Note Guarantees as provided in this Section 9.04 will remain liable for the full amount of principal of and interest and premium, if any, on the Securities of the applicable series and for the other obligations of any Guarantor under this Indenture for the applicable series as provided in this Article IX.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder, when:

(a) either:

(i) all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or redemption, as the case may be;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities of such series; and

(d) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (a)(ii) of this Section 10.01, the provisions of Section 8.06 hereof and Section 10.02 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; provided that such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01 Without Consent of Holders. Notwithstanding Section 11.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture with respect to any series of Securities or the Note Guarantees of any series of Securities without notice to or the consent of any Holder to:

(a) cure any ambiguity, omission, mistake, defect or inconsistency;

(b) provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) provide for the assumption of the obligations of the Company or a Guarantor to Holders of such Securities and the Note Guarantees of such Securities in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Company or such Guarantor, as applicable, in accordance with the terms of this Indenture;

(d) make any change that would provide any additional rights or benefits to the Holders of such Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(f) conform the text of this Indenture, the Securities of any series or the Note Guarantees to any provision of a description of such Securities in the prospectus or prospectus supplement or other document relating to the offering of such Securities to the extent that such provision in such was intended to be a verbatim recitation of a provision of this Indenture or the Securities of such series;

(g) add a Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture; or

(h) provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture.

Section 11.02 With Consent of Holders.

(a) Except as set forth in Section 11.01 and 11.02(b) hereof, this Indenture, the Securities of any series and the Note Guarantees of any series of Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of Securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities of any applicable series), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities of any series or the Note Guarantees of any series of Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities of any applicable series).

(b) Without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(ii) reduce the principal amount of, or premium, if any, or interest on, any Security;

(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

(v) reduce the percentage or principal amount of the outstanding Securities of any series, the consent of whose Holders is necessary to modify or amend this Indenture or waive compliance with certain provisions of this Indenture or waive certain Defaults;

(vi) waive a Default in the payment of principal of, premium, if any, or interest on, any Security; or

(vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as set forth under the Article IX hereof;

(c) It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 11.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on such Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 11.02(b) hereof. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 11.02(b) hereof, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder

Section 11.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 11.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article XI is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.06 Conformity with TIA. Every supplemental indenture executed pursuant to this Article XI shall conform to the requirements of the TIA as then in effect.

ARTICLE XII

MISCELLANEOUS

Section 12.01 TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

Kansas City Southern

427 West 12th Street

Kansas City, MO 64105

Facsimile: (816) 983-1198

Attention: Treasurer

With a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 354-8113

Email: gkashar@whitecase.com

Attention: Gary Kashar, Esq.

If to the Trustee:

Attention:

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices or communications to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed in the Security for the giving of such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. All communication delivered to the Trustee shall be deemed effective when actually received by the Trustee.

Neither the failure to give any notice to a particular Holder, nor any defect in any notice given to any particular Holder, shall affect the sufficiency of any notice given to another Holder.

Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.05 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.06 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES OF ANY SERIES AND THE NOTE GUARANTEES.

Section 12.07 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of the Guarantors. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08 No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities of any series issued under this Indenture or for any claim based on this Indenture or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture, or in the Securities of any series or the Note Guarantees or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, any Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability.

Section 12.09 Successors. All agreements of the Company in this Indenture and the Securities of any series shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 9.04 hereof.

Section 12.10 Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person or (3) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article VII, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, premium or interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 12.11 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.12 Severability. In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

[ ]

By:
Name:
Title:

[Trustee]

By:
Name:
Title:

[Base Indenture Signature Page]